UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2010 (November 18, 2010)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 18, 2010, the Company completed the acquisition of all of the outstanding membership interests of McCarthy Group Advisors, L.L.C., a Nebraska limited liability company (“MGA”), a registered investment advisor based in Omaha, Nebraska who manages private wealth and institutional client assets, from MGA Holdings, L.L.C., a Nebraska limited liability company, for aggregate consideration consisting of $5,065,000 in cash and 181,461 restricted shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The Company will file financial statements for the business acquired in the transaction described in Item 2.01 of this report under cover of Form 8-K/A no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information. The Company will furnish pro forma financial information for the transaction described in Item 2.01 of this report under cover of Form 8-K/A no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: November 24, 2010	/S/ WILLIAM R. HARDCASTLE, JR.
William R. Hardcastle, Jr., Chief Financial Officer